Exhibit 10.1

LIMITED LIABILITY PARTNERSHIP

EXECUTION COPY

22 November 2006

TURQUOISE FUNDING 1 LIMITED
as Loan Note Issuer

TURQUOISE RECEIVABLES TRUSTEE LIMITED
as Receivables Trustee

LAW DEBENTURE TRUST COMPANY OF NEW YORK
as Security Trustee

BEDELL TRUST COMPANY LIMITED
as Loan Note Registrar

HSBC BANK PLC
as Transferor, Transferor Beneficiary, Bank Account Operator and Servicer

HSBC BANK PLC
as Loan Note Issuer Account Bank

SERIES 2006-2 LOAN NOTE SUPPLEMENT
Supplemental to the
SECURITY TRUST DEED
Dated 23 May 2006

THIS SERIES 2006-2 LOAN NOTE SUPPLEMENT is made as a deed in Jersey on 22 November 2006

BETWEEN:

(1)	TURQUOISE FUNDING 1 LIMITED, a private limited liability company incorporated in Jersey, Channel Islands with registered number 92327, whose registered office is at 26 New Street, St Helier, Jersey (the ‘‘Loan Note Issuer’’);

(2)	TURQUOISE RECEIVABLES TRUSTEE LIMITED, a private limited liability company incorporated in Jersey, Channel Islands with registered number 92324, whose registered office is at 26 New Street, St Helier, Jersey (in its capacity as ‘‘ Receivables Trustee’’);

(3)	LAW DEBENTURE TRUST COMPANY OF NEW YORK, acting through its New York branch whose principal place of business is at 767 Third Avenue, New York, New York 10017 (in its capacity as trustee for and on behalf of the Secured Creditors, the ‘‘Security Trustee’’ which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Security Trust Deed);

(4)	BEDELL TRUST COMPANY LIMITED, whose registered office is at 26 New Street St Helier Jersey JE2 3RA, Channel Islands (in its capacity as Loan Note Registrar of the Loan Note, the ‘‘Loan Note Registrar’’ which expression shall include such company and all other persons or companies for the time being acting as the Loan Note Registrar);

(5)	HSBC BANK PLC, a public limited company registered in England and Wales under registered number 14259, whose registered office is at 8 Canada Square, London E14 5HQ (in its capacity as ‘‘Transferor’’, the ‘‘Bank Account Operator’’ and for the purposes of Clause 4 ‘‘Transferor Beneficiary’’, and ‘‘Servicer’’; and

(6)	HSBC BANK PLC, a public limited company registered in England and Wales under registered number 14259, whose registered office is at 8 Canada Square, London E14 5HQ, acting through its Jersey Branch at PO Box 14, 8 Library Place, St Helier, Jersey, JE4 8NJ (in its capacity as ‘‘Loan Note Issuer Account Bank’’).

WHEREAS

(A)	The Loan Note Issuer has established a programme for the issuance of limited recourse loan notes pursuant to the terms of the Security Trust Deed.

(B)	The Loan Note Issuer now intends to issue a Series Loan Note in accordance with Clauses 6.3 and 6.4 of the Security Trust Deed, in the manner and in the amount set out herein.

(C)	The Receivables Trustee, the Security Trustee, the Loan Note Issuer, the Loan Note Registrar and the Transferor intend to supplement and vary the Security Trust Deed in the manner and to the extent set out herein with the intention that this Deed is supplemental to the Security Trust Deed.

(D)	It is intended by the parties hereto that, following the completion of the transactions contemplated by this Series 2006-2 Loan Note Supplement, Turquoise Card Backed Securities plc will become a Secured Creditor of the Security Trust in respect of the Secured Property, as supplemented and varied in accordance with the provisions hereof and that the Loan Note issued in accordance with the provisions hereof will constitute or form part of a Series for the purposes of the Security Trust Deed, such Series to be referred to as ‘‘Series 2006-2’’ and such Loan Note to be referred to as the ‘‘Series 2006-2 Loan Note’’.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Defined Terms

1.1.1	Subject to Clause 1.1.3, terms defined in the Master Definitions Schedule set out in Schedule 6 of the Receivables Trust Deed and Servicing Agreement dated 23 May 2006 made between, inter alios, the Loan Note Issuer, the Receivables Trustee and the Transferor, as the same may be amended varied or supplemented from time to time, (the ‘‘Master Definitions Schedule’’), the Security Trust Deed and in the Schedules attached thereto (including, without limitation, the Conditions for the Loan Note) shall have the same meanings when used in this Series 2006-2 Loan Note Supplement, the Schedules attached hereto and the recitals hereto unless the context requires otherwise.

1.1.2	Subject to Clause 1.1.3, terms defined in this Deed or in the Schedules attached hereto (including, without limitation, the Conditions for the Series 2006-2 Loan Note) shall, unless the context otherwise requires, have the same meaning throughout this Deed and the Schedules attached hereto.

1.1.3	Notwithstanding Clauses 1.1.1 and 1.1.2, in the event that any term or provision contained in this Deed or in the Schedules attached hereto shall conflict with or be inconsistent with any provision contained in the Security Trust Deed or the terms of the Master Definitions Schedule, the terms and provisions contained herein or in the Schedules shall prevail with respect to Series 2006-2 only and to the extent that there is any inconsistency with any provision contained herein or in the Schedules the provisions herein shall prevail.

1.2	In this Series 2006-2 Loan Note Supplement:

‘‘Conditions’’ means the terms and conditions of the Loan Note in respect of Series 2006-2 set out in Schedule 1;

‘‘Closing Date’’ means 22 November 2006;

this ‘‘Deed’’ means this Series 2006-2 Loan Note Supplement as the same may be amended, varied, novated or supplemented from time to time;

‘‘Dealer Agreement’’ means the dealer agreement entered into between, amongst others the Loan Note Issuer, the Issuer, the Receivables Trustee and the Transferor on 23 May 2006 and amended and restated on 26 October 2006.

‘‘Jersey Security Interests Law’’ means The Security Interests (Jersey) Law 1983, as amended;

‘‘Loan Note Issuer Account’’ means the Series 2006-2 Loan Note Issuer Distribution Account;

‘‘Loan Note Issuer Account Bank’’ means HSBC Bank plc, acting through its Jersey Branch located at PO Box 14, 8 Library Place, St Helier, Jersey, JE4 8NJ, or any other Qualified Institution at which such Series 2006-2 Loan Note Issuer Accounts are maintained from time to time pursuant to the Loan Note Issuer Account Bank Agreement;

‘‘Loan Note Issuer Account Bank Agreement’’ means the Loan Note Issuer Account Bank Agreement dated 23 May 2006 between, the Loan Note Issuer, the Loan Note Issuer Account Bank and the Security Trustee as the same may be amended, novated, or supplemented from time to time;

‘‘Loan Note Issuer Corporate Services Agreement’’ means the corporate services agreement dated 23 May 2006 between the Loan Note Issuer, HSBC Bank plc and Bedell Trust Company Limited;

‘‘Loan Note Issuer Series 2006-2 Trust Property’’ has the meaning defined in Clause 4.2;

‘‘Monthly Expenses Loan Amount’’ means an amount equal to any monthly interest accrual and any scheduled principal payment due and repayable (including any amount still outstanding in respect of any previous Distribution Dates) on any related Series Expenses Loan Drawing;

‘‘Note Trust Deed’’ means the deed entered into between the Issuer and the Note Trustee on 23 May 2006 and ‘‘Note Trust Deed Supplement’’ means the relevant supplement thereto;

‘‘Register’’ means the register for the Series 2006-2 Loan Note Holder maintained by the Loan Note Registrar;

‘‘Registered Holder’’ means the person specified as the Registered Holder of the Series 2006-2 Loan Note in the Register at the relevant time;

‘‘Security Trust’’ means the security trust in relation to Series 2006-2 settled on the Security Trustee and created for the benefit inter alios of the holder of Series 2006-2 Loan Note;

‘‘Secured Creditors’’ means those parties listed in Clause 4.1(ii) below;

‘‘Series 2006-2 Jersey Security Interest’’ means the security interest created pursuant to Clause 4.4 of this Deed in accordance with the requirements of the Jersey Security Interests Law;

‘‘Series 2006-2 Loan Note Holder’’ means Turquoise Card Backed Securities plc, or any transferee permitted hereunder (including, without limitation, the Note Trustee);

‘‘Series 2006-2 Loan Note Issuer Distribution Account’’ means the account of the Loan Note Issuer held with the Loan Note Issuer Account Bank titled as the ‘‘Turquoise Funding 1 Limited – Distribution Account – Series 2006-2’’ with sort code 40-25-34 and account number 60211142;

‘‘Series 2006-2 Loan Note Issuer Jersey Secured Property’’ means, in relation to the Loan Note Issuer:

(a)	to the extent they constitute Jersey Assets, all its right, title, interest and benefit present and future in, to and under the Receivables Trust as an Investor Beneficiary thereof as provided for in the Series 2006-2 Trust Supplement and in the Receivables Trust Deed and Servicing Agreement in respect of Series 2006-2 (and all rights and interest arising in respect thereof), including, without limitation, the Investor Certificate, all supplements and accretions thereto, all rights to receive payment of any amounts which may become payable thereunder and all payments received by the Loan Note Issuer thereunder and all items expressed to be held on trust for the Loan Note Issuer thereunder or comprised therein, all rights to serve notices or give consents and directions to make demands thereunder or take such steps as are required to cause payments to become due and payable thereunder and all rights of actions in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof; and

(b)	to the extent it constitutes a Jersey Asset, all its right, title, interest and benefit in and to the Series 2006-2 Loan Note Issuer Distributions Account including (without limitation) its right to call for and require payment of all sums at any time standing to the credit thereof;

‘‘Series 2006-2 Scheduled Redemption Date’’ means 15 October 2009;

‘‘Series 2006-2 Trust Supplement’’ means the supplement to the Receivables Trust Deed and Servicing Agreement dated the date hereof, identified by series number 2006-2;

‘‘Series Expenses Loan Drawing’’ means the drawing made by the Issuer in respect of Series 2006-2 under the terms of the Expenses Loan Agreement dated 23 May 2006 between HSBC Bank plc, Turquoise Card Backed Securities plc and Law Debenture Trust Company of New York, and

‘‘Subscription Agreement’’ means the subscription agreement dated on 15 November 2006 between, inter alios, the Loan Note Issuer, the Issuer, the Receivables Trustee and the Transferor.

2.	EFFECT OF SERIES 2006-2 LOAN NOTE SUPPLEMENT

2.1	Issue of Series 2006-2 Loan Note

Upon:

(i)	the making by the Series 2006-2 Loan Note Holder of the advance and the payment referred to in Clause 2.2;

(ii)	the issue of a duly executed Series 2006-2 Loan Note to the Series 2006-2 Loan Note Holder and the transfer of such Series 2006-2 Loan Note by way of security to Law Debenture Trust Company of New York in its capacity as note trustee (the ‘‘Note Trustee’’) under the Note Trust Deed as supplemented by the relevant Note Trust Deed Supplement relating to the corresponding series of Notes issued by the Series 2006-2 Loan Note Holder or a nominee of the Note Trustee; and

(iii)	the Loan Note Issuer (or the Loan Note Registrar on its behalf) making the appropriate entries in the Loan Note Register in respect of the issuance of the Series 2006-2 Loan Note to the Series 2006-2 Loan Note Holder and its transfer to the Note Trustee or a nominee of the Note Trustee, the Series 2006-2 Loan Note Holder shall, prior to the service of a Loan Note Enforcement Notice or as the case may be, in accordance with the provisions of Clause 6.1 of the Note Trust Deed and notwithstanding any other provisions of the Security Trust Deed as supplemented by this Series 2006-2 Loan Note Supplement or the Note Trust Deed as supplemented by the relevant Note Trust Deed Supplement, be treated for all purposes under the Security Trust Deed, as supplemented by this Series 2006-2 Loan Note Supplement, as:

(1)	a Loan Note Holder in respect of Series 2006-2 in respect of the benefit and entitlements conferred on the Series 2006-2 Loan Note Holder as Loan Note Holder of the Series 2006-2 Loan Note excluding the entitlement to receive any payments of amounts due under such Series 2006-2 Loan Note which at all times shall be vested in the Registered Holder of the Series 2006-2 Loan Note, and in any case where the Registered Holder is the Note Trustee's nominee on the basis that it is held on behalf of the Note Trustee; and

(2)	a Secured Creditor under the Security Trust Deed in respect of Series 2006-2 in accordance with the Security Trust Deed,

and as such shall be beneficially entitled to a security interest in the assets comprising the security for the Series 2006-2 Loan Note, such security created as security for the Secured Obligations.

2.2	Deposit of Series 2006-2 Loan Note Proceeds

In order for the issue, execution and delivery of the Series 2006-2 Loan Note referred to in Clause 2.1 to be effected, the Series 2006-2 Loan Note Holder shall deposit the subscription monies for the Series 2006-2 Loan Note in favour of the Loan Note Issuer in such account as specified or directed by the Loan Note Issuer for value on the Closing Date.

2.3	Exercise of Rights

For the purposes of the Security Trust Deed and this Series 2006-2 Loan Note Supplement all rights, obligations and duties of the Series 2006-2 Loan Note Holder shall be exercised at its discretion prior to the occurrence of a Loan Note Event of Default in respect of Series 2006-2 and, after the occurrence of a Loan Note Event of Default in respect of Series 2006-2, (unless such has been remedied or waived to the satisfaction of the Security Trustee acting on the direction of the Note Trustee) by the Note Trustee.

2.4	Form of Loan Note

The Loan Note in respect of Series 2006-2 shall be substantially in the form of Schedule 4.

3.	LOAN NOTE ISSUER BANK ACCOUNTS

3.1	Series 2006-2 Loan Note Issuer Distribution Account

3.1.1	The Loan Note Issuer will, with the consent of the Security Trustee (as evidenced by the execution of this Series 2006-2 Loan Note Supplement), open the Series 2006-2 Loan Note Issuer Distribution Account, such account to be operated and maintained by the Loan Note Issuer Account Bank on behalf of the Loan Note Issuer in respect of Series 2006-2 in accordance with the provisions of this Series 2006-2 Loan Note Supplement and the Loan Note Issuer Account Bank Agreement and applicable mandate.

3.1.2	The Loan Note Issuer shall establish and maintain the ledgers required for its operations and shall at all times maintain accurate records reflecting each transaction in the Series 2006-2 Loan Note Issuer Distribution Account, and shall debit and credit the relevant ledgers accordingly.

3.1.3	The Loan Note Issuer shall establish a ledger on the Series 2006-2 Loan Note Distribution Account identified as the ‘‘Series 2006-2 Loan Note Issuer Profit Ledger’’.

3.2	Replacement of Loan Note Issuer Account Bank

If at any time the Loan Note Issuer Account Bank has notified the Loan Note Issuer and the Security Trustee that it has ceased to be a Qualified Institution (in accordance with the provisions of the Loan Note Issuer Account Bank Agreement) the Loan Note Issuer shall, or, after service of an Loan Note Enforcement Notice, the Security Trustee shall, subject to such matters being reasonably practicable and to it being indemnified and/or secured to its satisfaction, become entitled to direct the Loan Note Issuer, within 10 Business Days of being so notified by the Loan Note Issuer Account Bank to establish a new Series 2006-2 Loan Note Issuer Distribution Account meeting the conditions originally specified with respect to such Series 2006-2 Loan Note Issuer Distribution Account with a Qualified Institution which shall become the new Loan Note Issuer Account Bank under the terms of the Loan Note Issuer Account Bank Agreement, and shall transfer any cash or any investments standing to the credit of the existing Series 2006-2 Loan Note Issuer Distribution Account to the new Series 2006-2 Loan Note Issuer Distribution Account. If the Loan Note Issuer shall fail to establish the new Series 2006-2 Loan Note Issuer Distribution Account as required by this Clause 3.2, the Security Trustee shall (subject to such matters being reasonably practicable and to it being indemnified and/or secured to its satisfaction) be entitled to establish the new Series 2006-2 Loan Note Issuer Distribution Account itself and to make such transfers on behalf of the Loan Note Issuer, and the Security Trustee is hereby irrevocably authorised and empowered for such purpose to execute and deliver on behalf of the Loan Note Issuer, by way of security as its attorney, all documents, records and other instruments upon the failure of the Loan Note Issuer to execute or deliver such documents, records or instruments, and to do and to accomplish all other acts or things necessary or appropriate to effect such establishment and transfers, and the Loan Note Issuer hereby agrees to confirm and ratify all such acts.

4.	PROVISIONS SUPPLEMENTAL TO SECURITY TRUST DEED

4.1	Provisions varying and supplementing Security Trust Deed

The Security Trust Deed shall be supplemented and varied in the manner and to the extent set out below and shall from the Closing Date be read and construed for all purposes as supplemented and varied as set out in Schedule 2 and the security trust in respect of Series 2006-2 shall be constituted in accordance with the provisions of the Security Trust Deed as supplemented by this Series 2006-2 Loan Note Supplement:

(i)	Clause 1 of the Security Trust Deed shall be supplemented and varied with respect to Series 2006-2 by the addition of the definitions set out in Clause 1.2 above and in the Conditions for the Loan Note as contained in Schedule 1. In the event that any term or provision contained herein and in the Conditions for the Loan Note as contained in Schedule 1 shall conflict with or be inconsistent with any provision contained in the Security Trust Deed, the terms and provisions of this Series 2006-2 Loan Note Supplement and the Conditions for the Loan Note as contained in Schedule 1 shall prevail. All clause or sub-clause references in Schedules 1, 2 and 3 shall be to the relevant clause or sub-clauses of the Security Trust Deed, except as otherwise provided in such Schedules. All capitalised terms used in Schedules 1, 2 and 3 which are not otherwise defined therein are defined in the Master Definitions Schedule. Each capitalised term defined in Schedules 1, 2 and 3 shall relate only to Series 2006-2 and no other Series of Loan Note;

(ii)	for the purposes of Clause 5.4.1 of the Security Trust Deed, the Series 2006-2 Loan Note Holder, the Security Trustee, any Receiver or other appointee of the Security Trustee in respect of the Security relating to Series 2006-2 shall be ‘‘Secured Creditors’’ for the purposes of the security created pursuant to this Series 2006-2 Loan Note Supplement in respect of the Loan Note Issuer obligations under the Series 2006-2 Loan Note; and

(iii)	Clause 7.1 of the Security Trust Deed and Clause 2 of this Series 2006-2 Loan Note Supplement shall together incorporate the additional provisions set out in Schedule 2. Clauses 7.2 to 7.4 (inclusive) of the Security Trust Deed shall be read in their entirety as supplemented by the additional provisions set out in Schedule 2.

4.2	Security Assignment in respect of Series 2006-2 Loan Note

As continuing security for the payment or discharge of the Secured Obligations (as such term is defined in Clause 1.2 of the Security Trust Deed), save to the extent that they constitute Jersey Assets, and subject to Clause 4.12 below, the Loan Note Issuer with full title guarantee, in favour of the Security Trustee for itself and on trust for the Secured Creditors in respect of Series 2006-2:

(i)	assigns absolutely all its right, title and interest, both legal and beneficial, (and all rights and interests arising in respect thereof) in the Receivables Trust as an Investor Beneficiary thereof as provided for in the Series 2006-2 Trust Supplement and in the Receivables Trust Deed and Servicing Agreement in respect of Series 2006-2 (the ‘‘Loan Note Issuer Series 2006-2 Trust Property’’);

(ii)	assigns absolutely all its right, title, interest and benefit present and future in any agreement relating solely to Series 2006-2 which the Loan Note Issuer is, or may at any time be expressed to have the benefit of and to any other agreement or document relating to Series 2006-2 (other than for the avoidance of doubt the Receivables Trust Deed and Servicing Agreement, as supplemented by the Series 2006-2 Trust Supplement, the Loan Note Issuer Corporate Services Agreement, the Dealer Agreement and the Subscription Agreement) which the Loan Note Issuer is or may at any time be, expressed to have the benefit of or to have any rights under or to have any other interest in unless otherwise charged or secured by way of security under this Clause 4.2, (including, without limitation, all supplements and accretions thereto, all rights to receive payment of any amounts which may become payable thereunder and all payments received by the Loan Note Issuer thereunder and all items expressed to be held on trust for the Loan Note Issuer thereunder or comprised therein, all rights to serve notices or give consents and directions or make demands thereunder or take such steps as are required to cause payments to become due and payable thereunder and all rights of actions in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof);

(iii)	charges by way of first fixed charge all its right, title, interest and benefit present and future in and to the Series 2006-2 Loan Note Issuer Distribution Account and to any Additional Loan Note Issuer Accounts for Series 2006-2 (as such term is defined in Clause 7.1 of the Security Trust Deed, which may at any time be opened in accordance with Clause 7.1 of the Security Trust Deed) and in and to which all sums of money which may now or hereafter from time to time be credited to the Series 2006-2 Loan Note Issuer Distribution Account or in respect of any amounts representing or derived from the Loan Note Issuer Series 2006-2 Trust Property to any bank or other accounts in which the Loan Note Issuer may at any time in relation to Series 2006-2 have or acquire any right, title, interest or benefit together with all interest accruing from time to time thereon and the debts represented thereby and all its right, title, interest and benefit present and future therein; and

(iv)	charges by way of first fixed charge all of the Loan Note Issuer's rights in and to the Permitted Investments in respect of Series 2006-2 and any payment due in respect thereof and the debts represented thereby, and for the purposes of perfection and in connection with the creation of the security interests pursuant hereto the Loan Note Issuer agrees to give such notices of assignment to perfect the security interests as may from time to time be deemed necessary.

4.3	Notice of Assignment

The Loan Note Issuer hereby gives notice to the Receivables Trustee, the Transferor Beneficiary, the Transferor, the Loan Note Issuer Account Bank, the Bank Account Operator, and the Servicer, (each a ‘‘ Notified Party’’) of the assignment by way of security made by the Loan Note Issuer to the Security Trustee on trust (for itself and the other Secured Creditors in respect of Series 2006-2) under Clause 4.2, which notice each Notified Party acknowledges by execution of this Series 2006-2 Loan Note Supplement.

4.4	Series 2006-2 Loan Note Issuer Jersey Secured Property

The Loan Note Issuer by way of first fixed security for payment and discharge of the Secured Obligations, as beneficial owner thereof hereby assigns to the Security Trustee (for itself and on trust for the other Secured Creditors in respect of Series 2006-2) the Series 2006-2 Loan Note Issuer Jersey Secured Property in order to create a security interest or interests therein pursuant to Article 2(6) of the Jersey Security Interests Law as a continuing security for discharge of the Secured Obligations. The Loan Note Issuer covenants to join the Security Trustee in giving notice of assignment forthwith upon demand to each party, not a party hereto, from whom the Loan Note Issuer is entitled to claim the Series 2006-2 Loan Note Issuer Jersey Secured Property and to procure the acknowledgement of such parties thereto, such notice and acknowledgement to be substantially in the form set out in Schedule 3. If at any time the Series 2006-2 Loan Note Issuer Distribution Account is moved to a new Operating Bank, the Loan Note Issuer shall procure that notice substantially in the form of Schedule 3 is served on such Operating Bank and acknowledgement thereof received.

4.5	Jersey Security Interests Law

For the purposes of Article 3 of the Jersey Security Interests Law and for the avoidance of doubt, it is hereby agreed as follows:

4.5.1	the debtor in respect of the creation of the Series 2006-2 Jersey Security Interest is the Loan Note Issuer;

4.5.2	the secured parties in respect of the creation of the Series 2006-2 Jersey Security Interest are the Security Trustee and the Secured Creditors, provided however that all rights in connection therewith are to be exercised on their behalf by the Security Trustee in accordance with the terms of this Loan Note Supplement, the Security Trust Deed and the Jersey Security Interests Law;

4.5.3	the collateral in respect of which the Series 2006-2 Jersey Security Interest is created comprises the Series 2006-2 Loan Note Issuer Jersey Secured Property;

4.5.4	the events of default in respect of he Series 2006-2 Jersey Security Interest are the events set out in Condition 9 of the Loan Note Conditions under the heading ‘‘Loan Note Events of Default’’;

4.5.5	the obligations in respect of which the Series 2006-2 Jersey Security Interest is created comprise the Secured Obligations; and

4.5.6	the Loan Note Issuer and the Security Trustee hereby give notice to the parties hereto from whom the Loan Note Issuer would have been entitled to claim the Series 2006-2 Loan Note Issuer Jersey Secured Property, for the purposes of Article 2(8) of the Jersey Security Interests Law, of the creation of the Series 2006-2 Jersey Security Interest by way of assignment of the Series 2006-2 Loan Note Issuer Jersey Secured Property. Each of the parties hereto from whom the Loan Note Issuer would have been entitled to claim the Series 2006-2 Loan Note Issuer Jersey Secured Property hereby, by execution of this Loan Note Supplement:

(a)	acknowledges receipt of such notice;

(b)	other than as set out in the relevant documents to which it and the Loan Note Issuer are party, confirms that it does not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set off or any other rights against the Issuer in respect of the Series 2006-2 Loan Note Issuer Jersey Secured Property or any part thereof; and has not, as of the date hereof, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Series 2006-2 Loan Note Issuer Jersey Secured Property or any part thereof, and

(c)	undertakes in the event that it becomes aware at any time that any person or entity other than the Security Trustee (as trustee for the Secured Creditors) has or will have any right or interest whatsoever against the Series 2006-2 Loan Note Issuer Jersey Secured Property or any part thereof, it will immediately give written notice of any of the terms of such right or interest, claim or demand or action to both the Security Trustee and the Loan Note Issuer.

4.6	Loan Note Issuer – Power of Attorney

For the avoidance of doubt, the power of attorney granted by the Loan Note Issuer under clause 9.11 of the Security Trust Deed is granted in respect of the security created by this Clause 4, inter alia, pursuant to Article 5 of the Powers of Attorney (Jersey) Law 1995 for the purposes of facilitating the Security Trustee's powers hereunder and under the Jersey Security Interests Law in respect of the Series 2006-2 Jersey Security Interest.

4.7	Payments to Loan Note Issuer

Notwithstanding the charges and securities created by or pursuant to this Series 2006-2 Loan Note Supplement, the Security Trustee acknowledges that, until the service of an Loan Note Enforcement Notice, payments becoming due to the Loan Note Issuer by the Receivables Trustee as provided by the Receivables Trust Deed and Servicing Agreement and the Series 2006-2 Trust Supplement, together with all other monies payable to the Loan Note Issuer in connection with Series 2006-2 pursuant to any other documents or arrangements to which it is a party, may (in any case) be made to the Loan Note Issuer in accordance with the provisions of the Receivables Trust Deed and Servicing Agreement and the Series 2006-2 Trust Supplement or (as the case may be) the documents or arrangements concerned, and the Loan Note Issuer may exercise its rights, powers and discretions and perform its obligations in relation to the Secured Property and under the Relevant Documents in accordance with the provisions of the Relevant Documents or (as the case may be) such other documents or arrangements provided that in so doing it does not prejudice the security created hereunder in favour of the Security Trustee.

4.8	Withdrawals from Loan Note Issuer Account

Notwithstanding the security created by or pursuant to this Series 2006-2 Loan Note Supplement and the Security Trust Deed, prior to the service of a Loan Note Enforcement Notice, amounts standing to the credit of the Series 2006-2 Loan Note Issuer Distribution Account or any Additional Loan Note Issuer Accounts for Series 2006-2 from time to time may be withdrawn therefrom by the Loan Note Issuer but only in accordance with the applicable provisions of the Relevant Documents, including (without limitation) the terms hereof.

4.9	Enforcement

Subject, in the case of the Series 2006-2 Loan Note Issuer Jersey Secured Property, to the Jersey Security Interests Law, from and including the time when either the Loan Note in respect of this Series 2006-2 has become immediately due and payable in accordance with the Conditions and the Security Trustee has been directed or requested pursuant to Clause 8.4 of the Security Trust Deed or from the time when a Receiver has been appointed pursuant to Clause 8.1 of the Security Trust Deed:

(i)	the Security created pursuant to this Series 2006-2 Loan Note Supplement shall become enforceable and, subject to the Security Trustee being indemnified and/or secured to its satisfaction, the Security Trustee may enforce any rights it may have in respect of the Secured Property including without limitation, accelerating the Loan Note (but shall not be obliged to do so unless so indemnified and/or secured and so directed or requested pursuant to Clause 8.4 of the Security Trust Deed); and

(ii)	no amount may be withdrawn from the Series 2006-2 Loan Note Issuer Distribution Account by the Loan Note Issuer or on its behalf without the prior written consent of the Security Trustee.

4.10	Action Upon Enforcement

Subject, in the case of the Series 2006-2 Loan Note Issuer Jersey Secured Property to the Jersey Security Interests Law, at any time after a Loan Note Event of Default for Series 2006-2 has occurred (which has not been waived by the Security Trustee or remedied to its satisfaction) or the Series 2006-2 Loan Note shall otherwise have become due and repayable or the Security Trustee shall have received any money which it proposes to pay to the Series 2006-2 Loan Note Holder, the Security Trustee may:

4.10.1	by notice in writing to the Loan Note Issuer and the Loan Note Registrar pursuant to the Security Trust Deed require the Loan Note Registrar:

(i)	to act thereafter as Loan Note Registrar respectively of the Security Trustee on the terms provided in the Security Trust Deed and this Series 2006-2 Loan Note Supplement (with consequential amendments as necessary and save that the Security Trustee's liability under any provisions thereof for the indemnification of the Loan Note Registrar shall be limited to that amount for the time being held by the Security Trustee on the trusts of the Security Trust Deed and this Series 2006-2 Loan Note Supplement and which is available to be applied by the Security Trustee for such purpose in respect of Series 2006-2) and thereafter to hold the Register and all sums, documents and records held by them in respect of such Series 2006-2 Loan Note on behalf of the Security Trustee; and/or

(ii)	to deliver up the Register and all sums, documents and records held by them on behalf of the Loan Note Issuer in respect of such Series 2006-2 Loan Note to the Security Trustee or as the Security Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any documents or records which the Loan Note Registrar is obliged not to release by any law or regulation; and

4.10.2	by notice in writing to the Loan Note Issuer require the Loan Note Issuer to make all subsequent payments in respect of the Series 2006-2 Loan Note to or to the order of the Security Trustee.

4.11	Further Provisions in relation to enforcement of Jersey Security

4.11.1	in the case of the Series 2006-2 Jersey Security Interest, subject to the provisions of Articles 6(4) and 8(3) of the Jersey Security Interests Law, service by the Security Trustee of a notice upon the Loan Note Issuer specifying the Loan Note Event of Default in respect of the Series 2006-2 Loan Note and, if the default is capable of remedy, requiring the Loan Note Issuer to remedy it, shall constitute notice for the purposes of the Jersey Security Interests Law of an event of default in respect of such Series 2006-2 Jersey Security Interest and the Security Trustee shall have an immediate power of sale over the Series 2006-2 Loan Note Issuer Jersey Secured Property, without having to apply to the Royal Court of Jersey for authority to exercise the same.

4.11.2	Following the service of a Loan Note Enforcement Notice, the power of sale in respect of the Series 2006-2 Jersey Security Interest shall be exercisable by the Security Trustee in such manner as the Security Trustee may in its discretion deem appropriate and with all powers of a beneficial owner. Without limitation the Security Trustee may, without liability and subject to the Security Trustee having been indemnified in full to its satisfaction, sell or dispose of the whole or part of the Series 2006-2 Loan Note Issuer Jersey Secured Property at such times and in such manner and generally on such terms and conditions and for such consideration as the Security Trustee may think fit. Any such sale or disposal may be for cash, debentures or other obligations, shares, stocks, securities or other valuable consideration and may be payable immediately or by instalment spread over such a period as the Security Trustee may think fit. The Security Trustee shall have right of recourse to any monies forming part of the Series 2006-2 Loan Note Issuer Jersey

Secured Property and may, without liability and subject to the Security Trustee having been indemnified in full to its satisfaction, apply such monies in the payment or discharge of the Secured Obligations (in respect of Secured Property relating solely to Series 2006-2), as if such monies were proceeds of sale.

4.12	Release of Security

Upon proof being given to the satisfaction of the Security Trustee as to the irrevocable and unconditional payment or discharge of the Secured Obligations (as such term is defined in Clause 3.2 of the Security Trust Deed) the Security Trustee will at the request and cost of the Loan Note Issuer release, discharge or reassign or deliver, as the case may be, the Secured Property relating solely to Series 2006-2 to the Loan Note Issuer or any other person entitled thereto of whom the Security Trustee has notice.

4.13	Concurrent Security Interests

The Loan Note Issuer agrees that the security interests created or to be created pursuant to Clause 4.4 may exist concurrently with those security interests created or to be created pursuant to Clause 4.2.

5.	PROVISION OF REPORTS

5.1	Information Covenant

The Receivables Trustee (or its agent or delegate on its behalf) hereby undertakes (and any successor Receivables Trustee shall, by its appointment under the Receivables Trust Deed and Servicing Agreement also undertake) to provide all information required by HSBC Bank plc (or its successor) as Bank Account Operator to make any payment required by it under the Conditions as set out in Schedule 1, by providing prior to or on the fifth Business Day prior to the relevant Payment Date, the monthly report to the Bank Account Operator in the form of the Servicer's Monthly Statement report attached as Exhibit A to the Series 2006-2 Trust Supplement.

5.2	Bank Account Operator not Responsible

The Bank Account Operator has no responsibility to verify or monitor the contents of, or (if applicable) to check any calculations contained in, any reports, information, documents delivered to the Bank Account Operator in accordance with Clause 5.1, and is under no obligation to inform the Series 2006-2 Loan Note Holder of the contents of any such reports, information and documents, other than allowing the Series 2006-2 Loan Note Holder, upon reasonable notice, to inspect such reports, information and documents.

6.	AGREEMENT OF THE SECURED CREDITORS AND SECURITY TRUSTEE

6.1	Consent of Secured Creditors in respect of Series 2006-2

Each Secured Creditor consents and confirms as a Secured Creditor of the Security Trust that, subject to Clause 6.4.2 of the Security Trust Deed, the Security Trust Deed may be supplemented and varied from time to time in accordance with the terms of this Series 2006-2 Loan Note Supplement or any other Loan Note Supplement.

7.	COVENANTS OF THE LOAN NOTE ISSUER

7.1	Negative Covenants

The Loan Note Issuer shall not, save to the extent permitted by the Security Trust Deed or this Series 2006-2 Loan Note Supplement or with the prior written consent of the Transferor and the Security Trustee:

7.1.1	dispose of any Secured Property in respect of Series 2006-2 or create or permit to subsist any Encumbrance upon the whole or any part of its present or future undertaking, assets or revenues (including, without limitation, uncalled capital and any Secured Property) other than the security interest referred to in Clauses 5.1 to 5.3 of the Security Trust Deed as amended by any other Loan Note Supplement;

7.1.2	carry on any business other than as contemplated in the Transaction Documents to which it is a party relating to the purchase of beneficial interests in portfolios of Receivables to be held on trust by the Receivables Trustee and the issue of the Loan Note for any Series and in respect of that business shall not engage in any activity or do anything whatsoever except:

(a)	preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the Loan Note appertaining thereto and the Transaction Documents to which it is a party;

(b)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Transaction Documents to which it is a party;

(c)	perform any act incidental to or necessary in connection with (a) or (b) above;

7.1.3	have or form, or cause to be formed, any subsidiary, subsidiary undertakings or undertakings of any other nature or have any employees or premises or have an interest in a bank account other than the Series 2006-2 Loan Note Issuer Distribution Account;

7.1.4	create, incur or suffer to exist any indebtedness (other than indebtedness permitted to be incurred under the terms of its articles of association and pursuant to or as contemplated in any of the Transaction Documents to which it is a party) or give any guarantee in respect of any obligation of any Person;

7.1.5	repurchase any shares or declare or pay any dividend or other distribution to its shareholders or issue or allot shares to any Person other than the current shareholders of the Loan Note Issuer and provided in the case of payment of any dividend, the Loan Note Issuer has prepared annual audited accounts in the relevant year, except to the extent required by law;

7.1.6	consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

7.1.7	become a member of any VAT group for the purposes of sections 43 to 43D of the Value Added Tax Act 1994 and the Value Added Tax (Groups: eligibility) Order 2004;

7.1.8	waive, modify or amend, or consent to any waiver, modification or amendment of, any of the material provisions of any Transaction Document, (save as permitted by the Transaction Documents);

7.1.9	offer to surrender to any company any amounts which are available for surrender by way of group relief; and

7.1.10	take any steps in its capacity as Investor Beneficiary of the Receivables Trust either on its own or in conjunction with any other Beneficiary of the Receivables Trust to terminate the Receivables Trust or any Sub-trust thereof.

7.2	Positive Covenants

The Loan Note Issuer shall:

7.2.1	deposit with the Security Trustee (or as it may direct) the Investor Certificate or other certificate of title or evidence of ownership in relation to the Loan Note Issuer Series 2006-2 Trust Property; and

7.2.2	execute and deliver to the Security Trustee all forms of transfer and other documents which may be requested by the Security Trustee in order to enable it (or some person on its behalf) to be registered as the owner or otherwise obtain a title to the Loan Note Issuer Series 2006-2 Trust Property.

8.	GOVERNING LAW AND JURISDICTION

8.1	Governing Law

This Series 2006-2 Loan Note Supplement shall be governed by, and construed in accordance with, the laws of England, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws save that those parts of this Series 2006-2 Loan Note Supplement concerned with the creation, subsistence or enforcement of the Series 2006-2 Jersey Security Interest shall be governed by and construed in accordance with Jersey law.

8.2	Jurisdiction

8.2.1	Each of the parties hereto, other than the Security Trustee, agrees that the courts of England are the most appropriate and convenient courts to settle any dispute arising out of the Security Trust Deed between them and that they will not act to the contrary. This sub-clause is for benefit of the Security Trustee and as a result, each party hereto acknowledges that Clause 8.1 does not prevent the Security Trustee taking any proceedings in any other courts with jurisdiction. To the extent permitted by law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

8.2.2	Each party hereto (if it is not incorporated in England) irrevocably appoints the person specified against its name on the execution pages hereto to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Series 2006-2 Loan Note Supplement maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as that party may notify to the other parties hereto).

9.	SEVERABILITY OF PROVISIONS

If any one or more of the covenants, agreements, provisions or terms of this Series 2006-2 Loan Note Supplement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Series 2006-2 Loan Note Supplement and shall in no way affect the validity or enforceability of the other provisions of this Series 2006-2 Loan Note Supplement or of the rights of the Secured Creditors hereunder.

10.	NO WAIVER; CUMULATIVE REMEDIES

No failure to exercise and no delay in exercising, on the part of any of the parties hereto, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

11.	COUNTERPARTS

This Series 2006-2 Loan Note Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF this Series 2006-2 Loan Note Supplement has been executed as a deed in Jersey by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

SCHEDULE 1

TERMS AND CONDITIONS OF THE SERIES 2006-2 LOAN NOTE

The following is the text of the terms and conditions (the ‘‘Conditions’’) which (save for the italicised text) will be endorsed on the Loan Note in definitive form (if any) issued in exchange for the Global Loan Note(s) representing each Series of Loan Note in registered form. References in the terms and conditions to a ‘‘Loan Note’’ are to the Loan Note of one Series only, and not to all Loan Notes which may be issued under another Series.

This Loan Note (as defined in Condition 1.1.1) is constituted and secured by a security trust deed dated 23 May 2006 (as amended) (the ‘‘Trust Deed’’) between, inter alios, the Loan Note Issuer and Law Debenture Trust Company of New York (the ‘‘Security Trustee’’ which expression shall include all persons for the time being the Security Trustee or Security Trustees under the Security Trust Deed referred to below) as supplemented by a loan note supplement for the Series 2006-2 (the ‘‘Loan Note Supplement’’) dated the Issue Date (as defined in Condition 5.3 below) between the Loan Note Issuer, the Security Trustee and the other parties named therein (the Trust Deed and any Loan Note Supplement being referred to herein as the ‘‘Security Trust Deed’’). These Conditions are subject to the detailed provisions of the Trust Deed as supplemented by the Loan Note Supplement. Each Loan Note Holder is bound by, and is deemed to have notice of, all the provisions of the Trust Deed and the Loan Note Supplement applicable to such Loan Note Holder. The Loan Note has the benefit of security pursuant to the Trust Deed and the Loan Note Supplement. The Loan Note Holder is deemed to have notice of the provisions of the Trust Deed and the Loan Note Supplement, which both specify the priority of payments in respect of, inter alia, the Loan Note issued by the Loan Note Issuer.

Certain statements in these Conditions may be summaries of the detailed provisions appearing on the face of the Loan Note (which expression shall include the body thereof) and in the Security Trust Deed. Copies of the Trust Deed and the Loan Note Supplement are available for inspection at the registered office of the Security Trustee. The Loan Note Holder (as defined in Condition 1 below) is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Security Trust Deed.

Words and expressions defined in the Trust Deed, the Loan Note Supplement or the Master Definitions Schedule set out in Schedule 6 of the Receivables Trust Deed and Servicing Agreement dated 23 May 2006 made between, inter alios, the Loan Note Issuer, the Receivables Trustee and the Transferor, as the same may be amended varied or supplemented from time to time, (the ‘‘Master Definitions Schedule’’), shall have the same meaning where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed, the Loan Note Supplement, these Conditions or the Master Definitions Schedule, the definition of the relevant term shall have the meaning specified in the relevant document ranking the highest in the following order of priority:

(a)	firstly, the Loan Note Supplement;

(b)	secondly, these Conditions;

(c)	thirdly, the Trust Deed;

(d)	fourthly, the Master Definitions Schedule.

1.	FORM, DENOMINATION AND TITLE

1.1	Form, Denomination and Title

1.1.1	The Loan Note is issued in registered form and is serially numbered for Series 2006-2 (the ‘‘Loan Note’’).

1.1.2	The Loan Note Issuer will cause to be kept, at the specified office outside the United Kingdom of the Loan Note Registrar, a register (the ‘‘Loan Note Register’’) on which shall be entered the names and addresses of the holders of the Loan Note in relation to each Series and the particulars of the Loan Note held by them.

1.1.3	Title to the Loan Note will pass by and upon registration of transfers in the relevant Loan Note Register. In these Conditions, the ‘‘holder’’ of the Loan Note means the person in whose name or on whose behalf the Loan Note is for the time being registered in the Loan Note Register (or, in the case of a joint holding, the first named thereof) and ‘‘Loan Note Holder’’ shall be construed accordingly. A certificate (each a ‘‘Loan Note Certificate’’) will be issued to the Loan Note Holder in respect of its registered holding.

1.1.4	The registered holder of the Loan Note shall (except as otherwise required by law) be treated as the absolute owner of the Loan Note for all purposes (whether or not the Loan Note is overdue and regardless of any notice of ownership or writing on any Loan Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of previous loss or theft of such Loan Note Certificate) and no person shall be liable for so treating such holder.

1.1.5	The Loan Note in respect of Series 2006-2 will be represented by a Loan Note Certificate in, or substantially in, the form set out in Schedule 4. For the avoidance of doubt, Series 2006-2 shall consist of a single Loan Note.

1.2	Transfers of Notes

1.2.1	Transfers

Subject to Condition 1.2.4 below and save in the case of the initial transfer to the Note Trustee or its nominee, a Loan Note may be transferred in whole (but not in part) upon surrender of the relevant Loan Note Certificate at the specified office of the Loan Note Registrar, with the form of transfer endorsed on the Loan Note Certificate duly completed and signed by or on behalf of the transferor and the Loan Note Issuer and together with such evidence as the Loan Note Registrar may reasonably require to prove:

(i)	the title of the transferor;

(ii)	the authority of the individuals who have executed the form of transfer; and

(iii)	the payment of any stamp duty payable on such transfer.

provided that save in the case of the initial transfer to the Note Trustee or its nominee, no Loan Note may be transferred or encumbered without the prior written consent of the Security Trustee and the Transferor (such consent not to be unreasonably withheld).

In addition, (i) the Loan Note Issuer must also have received, prior to such transfer or Encumbrance taking effect, written confirmation from the Person to which such transfer is to be made or in whose favour such Encumbrance is to be granted or created that such transfer or Encumbrance will not cause the beneficial owner of the Series 2006-2 Loan Note to be a person other than a company resident for United Kingdom tax purposes in the United Kingdom, (ii) such transfer or encumbrance will not cause the number of persons in whose names the Loan Note will or have been registered in the Loan Note Register to exceed ten; (iii) the Loan Note Issuer shall be solely responsible for any costs, expenses or taxes which are incurred by the Loan Note Issuer, the Loan Note Holder or any other Person in relation to making such transfer or Encumbrance and (iv) such transfer is not made to any person resident in Jersey for Jersey income tax purposes other than a financial institution acting in the ordinary course of its business.

1.2.2	Registration and delivery of Loan Note Certificate

Within five Business Days of the surrender of a Loan Note Certificate in accordance with Condition 1.2.1 above (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Loan Note Registrar will register the transfer in question and deliver at the Loan Note Registrar's specified office a new Loan Note Certificate with the same face value as the Loan Note Certificate being transferred to the transferee or (at the request and risk of the transferee) send by uninsured mail to such address as the transferee may specify for the purpose.

1.2.3	Charge

The Loan Note Issuer will be required to bear the costs and expenses of effecting any registration of a transfer or any exchange as provided above.

1.2.4	Closed Periods

No Loan Note Holder may require transfers to be registered during the period of five Business Days ending on the due date for any payment of principal in respect of any Loan Note.

1.2.5	Initial Loan Note Registrar

The Loan Note Issuer reserves the right at any time with the consent of the Security Trustee to vary or terminate the appointment of the Loan Note Registrar and to appoint another Loan Note Registrar. Notice of any termination or appointment and of any changes in specified offices will be given to Loan Note Holder promptly by the Loan Note Issuer in accordance with Condition 14.

1.3	Status

The Loan Note for each Series is a direct, unconditional and secured obligation of the Loan Note Issuer.

1.4	Classes of Loan Notes comprising a Series

The Loan Note may be notionally segregated by each Class listed on the face of the Loan Note Certificate and the right to receive the payment of interest and repayment of principal may be subordinated to the rights of one or more Classes of the Loan Note within the same Series as specified in the Loan Note Supplement.

2.	STATUS OF THE LOAN NOTES AND PRIORITY SECURED CREDITORS

2.1	Unsubordinated Classes of Loan Notes

2.1.1	This Condition 2.1 is applicable only in relation to any Class of Loan Note which is specified on its face as being Unsubordinated.

2.1.2	In the case of an Unsubordinated Class of Loan Notes, the Loan Note is a secured, limited recourse obligations of the Loan Note Issuer, secured in the manner described in Condition 3 and recourse in respect of which is limited in the manner described in Condition 10 and will rank pari passu without any preference among themselves.

2.2	Subordinated Loan Notes

2.2.1	This Condition 2.2 is applicable only in relation to any Class of Loan Note which is specified on is face as being Subordinated.

2.2.2	In the case of a Subordinated Loan Note, the subordination provisions will be set out in full in the relevant Loan Note Supplement.

2.3	Priority Secured Creditors

The Loan Note Holder, while any Associated Debt relating to Series 2006-2 is outstanding, shall be the priority secured creditor (the ‘‘Priority Secured Creditor’’) of the Loan Note Issuer. The Priority Secured Creditor will enjoy preferential ranking in the order of priority of payments on enforcement of the relevant security or following a mandatory early redemption (as set out in Condition 6.2), and the Security Trustee shall, where the interests of such Priority Secured Creditor conflict with those of the other Secured Creditors (as defined in Condition 3.1.2), prefer the interests of such Priority Secured Creditor over that of other Secured Creditors (and shall not take into account the interests of such other Secured Creditors). If, following a request as aforesaid and unless the Security Trustee has already taken action pursuant to such request which (in its sole discretion it determines) it would not be practical to reverse, the identity of the Priority Secured Creditor changes to another Secured Creditor, the Security Trustee shall in its absolute discretion and without liability therefore be entitled to take into account the request of such succeeding Priority Secured Creditor, but shall not be obliged to do so and shall not incur any liability for determining that it is impractical to take account of the change of identity of the Priority Secured Creditor.

3.	SECURITY AND RELATED AGREEMENTS

3.1	Security and Related Agreements

3.1.1	In connection with the issue of the Loan Note or in respect of any Series, the Loan Note Issuer may enter into swap transactions or other hedging agreements or any letters of credit, guarantees or other credit support or credit enhancement documents or other financial arrangements (each a ‘‘Related Agreement’’) with one or more counterparties (each a ‘‘Counterparty’’). The obligations of a Counterparty may be guaranteed by a guarantor (the ‘‘Guarantor’’).

3.1.2	The obligations of the Loan Note Issuer to the persons having the benefit of the Security relating to a Series pursuant to the relevant Loan Note Supplement in respect thereof (the ‘‘Secured Creditors’’) are secured pursuant to the Loan Note Supplement in respect of such Series by Encumbrances governed by English law and by Jersey law and such further encumbrances as may be required by the Security Trustee, governed by the law of any other relevant jurisdiction over the Secured Property as specified in the relevant Loan Note Supplement.

3.1.3	The Secured Creditors of each Series are also secured pursuant to the Trust Deed by an assignment by way of first fixed security of the interests of the Loan Note Issuer in the Loan Note Issuer Corporate Services Agreement and a floating charge over the assets of the Loan Note Issuer which are not situate in Jersey and not otherwise charged or assigned by the Security Documents or effectively encumbered by the assignments granted in the Trust Deed.

3.1.4	The security created by each Loan Note Supplement will be supported by such further security documents as may, from time to time, be required by the Security Trustee and as specified in the Loan Note Supplement (each a ‘‘Supplementary Security Document’’ and together with the relevant Loan Note Supplement, the ‘‘Security Documents’’) (the ‘‘Security’’).

3.2	Application of Proceeds

3.2.1	On each Payment Date/Distribution Date

On each Payment Date for the Series 2006-2 Loan Note, which for the avoidance of doubt shall be the same day as the relevant Distribution Date for Series 2006-2, all moneys received or held by the Loan Note Issuer in the Series 2006-2 Loan Note Issuer Distribution Account shall be applied (and the relevant credits/debits made to the applicable ledger) to make the following payments in the following order of priority, and in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full:

(a)	an amount equal to the Investor Trustee Payment Amount (as defined in the Series 2006-2 Trust Supplement) referable to Series 2006-2 to be paid to the Receivables Trustee as additional consideration for granting of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust;

(b)	in no order of priority between them but in proportion to the respective amounts due, to pay amounts which are due to any receiver appointed under the Security Trust Deed and all amounts due for legal fees and other fees, costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the Security Trustee and anyone appointed by them under the Transaction Documents together with interest due on these amounts;

(c)	an amount equal to the Loan Note Issuer Costs Amount referable to the Series 2006-2 shall be transferred from the Series 2006-2 Loan Note Issuer Distribution Account to the Loan Note Issuer to be utilised in the discharge of such amounts and an amount equal to the Issuer Costs Amount referable to the Series 2006-2 shall be transferred from the Series 2006-2 Loan Note Issuer Distribution Account to the Issuer to be utilised in the discharge of such amounts;

(d)	an amount equal to the Investor Servicing Fee in respect of Series 2006-2 will be paid by the Loan Note Issuer to the Receivables Trustee as Additional Consideration for the grant of the Loan Note Issuer’s interest in the Receivables Trust;

(e)	an amount equal to the sum of the Class A Monthly Distribution Amount, Class B Monthly Distribution Amount and Class C Monthly Distribution Amount will be used by the Loan Note Issuer to pay interest due and unpaid on the Series 2006-2 Loan Note to the Series 2006-2 Loan Note Holder, or to its order, with respect to Series 2006-2;

(f)	on a Payment date during the Regulated Amortisation Period or the Rapid Amortisation Period, or on the Series 2006-2 Scheduled Redemption Date, towards payment of principal amounts due and unpaid on the Series 2006-2 Loan Note allocated and identified by Class shall be paid to the Series 2006-2 Loan Note Holder, or to its order, with respect to the Series 2006-2;

(g)	an amount equal to the Loss Makeup (default) amount and Loss Makeup (charge off) amount (each as defined in the Series 2006-2 Trust Supplement) and any Refunded Utilised Principal Collections Amount (as defined in the Series 2006-2 Trust Supplement) referable to Series 2006-2 to be paid to the Receivables Trustee as additional consideration in respect of Series 2006-2 for the granting of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust;

(h)	an amount equal to the Investor Indemnity Amount (as defined in the Series 2006-2 Trust Supplement) for Series 2006-2 to be paid to the Receivables Trustee as additional consideration for the granting of the Loan Note Issuer's Series 2006-2 Investor Interest in the Receivables Trust

(i)	an amount equal to the Loan Note Issuer Return (as defined in the Series 2006-2 Trust Supplement) for Series 2006-2 transferred to the Series 2006-2 Loan Note Issuer Profit Ledger and an amount equal to the Issuer Profit Amount (as defined in the Series 2006-2 Trust Supplement) for Series 2006-2 paid to the Series 2006-2 Issuer Distribution Account;

(j)	an amount equal to the Monthly Expenses Loan Amount will be paid to the Series 2006-2 Issuer Distribution Account;

(k)	amounts remaining after distribution in accordance with the payments made pursuant to items (a) to (j) above, if any, shall be identified as ‘‘Excess Spread’’ and be paid in respect of Series 2006-2 as further interest to the Series 2006-2 Loan Note Holder (‘‘Further Interest’’); and

(l)	an amount equal to the Deferred Subscription Price, if any, received by the Loan Note Issuer on that Distribution Date from the Series 2006-2 Loan Note Holder in respect of Series 2006-2, (‘‘Deferred Subscription Price Amount’’) shall be paid to the Receivables Trustee in respect of Series 2006-2, identified as ‘‘Additional Consideration’’ for the grant of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust.

3.3	Shortfall after Application of Proceeds

If the net proceeds of:

(a)	the realisation of the Security for any Series of Loan Note, having become enforceable under these Conditions; or

(b)	the sale or redemption of the Secured Property in accordance with these Conditions,

are not sufficient to make all payments due in respect of the Loan Note for such Series and for the Loan Note Issuer to meet its obligations, if any, in respect of the termination of any Related Agreement(s) in respect of that Series, the assets of the Loan Note Issuer, including, in particular, assets securing other Series of Loan Notes not related to that Series will not be available for payment of any shortfall arising therefrom and all further claims (if any) of the Loan Note Holder and of all other Secured Creditors in respect of the first mentioned Series of Loan Note will be extinguished. Any such shortfall shall be borne as specified in the relevant Loan Note Supplement. Claims and the right of any person to claim in respect of any such shortfall remaining after the application of such net proceeds in accordance with the relevant Loan Note Supplement shall be extinguished and the Loan Note Holder and all other Secured Creditors of such Series will have no further recourse to the Loan Note Issuer and failure to make any payment in respect of any such shortfall shall in no circumstances constitute a Loan Note Event of Default in respect of that Series (or, if a Loan Note Event of Default in respect of that Series has already occurred, a further Loan Note Event of Default in respect of that Series) under Condition 9.

4.	RESTRICTIONS

So long as the Loan Note in respect of a Series remains outstanding the Loan Note Issuer will not, save to the extent permitted by the Transaction Documents, or with the prior written consent of the Transferor and the Security Trustee:

(a)	dispose of any Secured Property in respect of Series 2006-2 or create or permit to subsist any Encumbrance including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction upon the whole or any part of its present or future undertaking, assets or revenues (including, without limitation, uncalled capital and any Secured Property) other than the security interest referred to in Clauses 5.1 to 5.3 of the Trust Deed as amended by the relevant Loan Note Supplement;

(b)	carry on any business other than as contemplated in the Transaction Documents to which it is a party relating to the purchase of beneficial interests in Portfolios of Receivables to be held on trust by the Receivables Trustee and the issue of the Loan Note for the Series and in respect of that business shall not engage in any activity or do anything whatsoever except:

(i)	preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the Loan Note appertaining thereto and the Transaction Documents to which it is a party;

(ii)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Transaction Documents to which it is a party;

(iii)	perform any act incidental to or necessary in connection with (i) or (ii) above;

(c)	have or form, or cause to be formed, any subsidiary, subsidiary undertakings or undertakings of any other nature or have any employees or premises or have an interest in a bank account other than the Series 2006-2 Loan Note Issuer Distribution Account;

(d)	create, incur or suffer to exist any indebtedness (other than indebtedness permitted to be incurred under the terms of its articles of association and pursuant to or as contemplated in any of the Transaction Documents to which it is a party) or give any guarantee in respect of any obligation of any Person;

(e)	repurchase any shares or declare or pay any dividend or other distribution to its shareholders or issue or allot shares to any Person other than the current shareholders of the Loan Note Issuer and provided in the case of payment of any dividend, the Loan Note Issuer has prepared annual audited accounts in the relevant year, except to the extent required by law;

(f)	consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

(g)	become a member of any VAT group for the purposes of sections 43 to 43D of the Value Added Tax Act 1994 and the Value Added Tax (Groups: eligibility) Order 2004;

(h)	waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any Transaction Document, (save as permitted by the Transaction Documents);

(i)	offer to surrender to any company any amounts which are available for surrender by way of group relief; and

(j)	take any steps in its capacity as Investor Beneficiary of the Receivables Trust either on its own or in conjunction with any other Beneficiary of the Receivables Trust to terminate the Receivables Trust or any Sub-trust thereof.

The Security Trustee shall be entitled to rely absolutely on a certificate of a director of the Loan Note Issuer in relation to any matter relating to such restrictions and to accept without liability any such certificate as sufficient evidence of the relevant fact or matter in question.

5.	INTEREST AND OTHER CALCULATIONS

5.1	Interest and Accrual

5.1.1	Each Loan Note bears interest on its Principal Amount Outstanding (or as otherwise specified in the relevant Loan Note Supplement) from the Interest Commencement Date equal to the Interest Amount, such interest being payable in arrears (unless otherwise specified in the relevant Loan Note Supplement) on each Payment Date (as defined in Condition 5.3) and shall be notionally allocated by ledger to the relevant Class.

5.1.2	Interest will cease to accrue on each Loan Note on the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (as well after as before judgment) in the manner provided in this Condition 5 to the relevant date.

5.2	Determination and Publication of Interest Amounts, Redemption Amounts and Instalment Amounts

As soon as practicable on each Interest Determination Date or such other time on such date as the Bank Account Operator may be required to determine any Redemption Amount, determine the underlying interest rates and the Interest Amounts or obtain any quote or make any other determination or calculation in respect of each Loan Note for the relevant Interest Period, the Bank Account Operator shall, on the basis of information provided by the Receivables Trustee in accordance with Clause 5.1 (Information Covenant) of the relevant Loan Note Supplement, determine the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Interest Amounts for each Interest Period and the relevant Payment Date and, if required, the Redemption Amount to be notified, if the Loan Note is listed on a stock exchange and such exchange so requires, to such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of an Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. The Interest Amounts and the Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Loan Note becomes due and payable under Condition 9, the accrued interest payable in respect of the Loan Note shall nevertheless continue to be calculated as previously in accordance with this

Condition but no publication of the Interest Amount so calculated need be made unless otherwise required by the Security Trustee. The determination of each Interest Amount and Redemption Amount, the obtaining of each quote and the making of each determination or calculation by the Bank Account Operator or, as the case may be, the Security Trustee pursuant to Condition 5.4, shall (in the absence of manifest error) be final and binding upon all parties.

5.3	Definitions

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below.

‘‘Business Day’’ shall be construed as a reference to any day which is a Trans-European Automated Realtime Gross settlement Express Transfer system (TARGET) settlement day, other than a Saturday, a Sunday or a day on which banking institutions in: London, England; Jersey, Channel Islands; or New York, New York are authorised or obliged by law or executive order to be closed.

‘‘Class A Monthly Distribution Amount’’ has the meaning specified in Series 2006-2 Trust Supplement;

‘‘Class B Monthly Distribution Amount’’ has the meaning specified in the Series 2006-2 Trust Supplement;

‘‘Class C Monthly Distribution Amount’’ has the meaning specified in the Series 2006-2 Trust Supplement;

‘‘Controlled Accumulation Period’’ means (unless the Regulated Amortisation Period or the Rapid Amortisation Period has commenced) the period commencing on the close of business on the date specified in the Series 2006-2 Trust Supplement or (such later date falling no later than the date specified in the Series 2006-2 Trust Supplement) and ending (for the purposes of these Conditions) on the first to occur of (a) the commencement of the Rapid Amortisation Period or Regulated Amortisation Period and (b) the day the Investor Interest is reduced to zero;

‘‘Distribution Date’’ means 16 January 2007 (or if such day is not a Business Day, the next succeeding Business Day) and, thereafter, the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day);

‘‘Further Interest’’ means the amount specified in Condition 3.2.1(i).

‘‘Interest Amount’’ means the amount of interest payable on the Loan Note in respect of each Interest Period calculated as follows:

Y=A+B+C+D

where:

Y = Interest Amount applicable on the Loan Note for the relevant Interest Period;

A = Class A Monthly Distribution Amount attributable to the relevant Interest Period;

B = Class B Monthly Distribution Amount attributable to the relevant Interest Period;

C = Class C Monthly Distribution Amount attributable to the relevant Interest Period (which for the avoidance of doubt shall not include any Loan Note Issuer Return for such Interest Period);

D = Further Interest

‘‘Interest Commencement Date’’ means the Issue Date or such other date as may be specified;

‘‘Interest Determination Date’’ means, with respect to an Interest Period, the date specified as such in the relevant Loan Note Supplement or, if none is so specified, the first day of such Interest Period;

‘‘Interest Period’’ means the period from (and including) the Issue Date to (but excluding) the first Payment Date and, thereafter, from (and including) the previous Payment Date to (but excluding) the next Payment Date.

‘‘Issue Date’’ means the date of issue of the Series 2006-2 Loan Note;

‘‘Loan Note Issuer Costs Amount’’ means the amounts evidenced by formal invoice (a copy of which has been provided to the Security Trustee) as being required to pay the legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities incurred by the Loan Note Issuer accrued due and payable on any Transfer Date to a third party incurred in the course of the Loan Note Issuer's business (including the legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities of the Security Trustee and any Receiver appointed pursuant to the Security Trust Deed, such amount to be paid in priority to any other amount contemplated by this definition) (such amount to exclude any income tax or other similar taxes upon profit payable by the Loan Note Issuer to any taxation authority), plus any such legal fees, fees, costs, charges, expenses, indemnities losses, damages, claims and liabilities remaining unpaid for previous Transfer Dates plus, in each case where relevant, VAT thereon. This definition shall not be modified to the extent such modification relates to amounts payable or potentially payable to the Security Trustee or its appointees, delegates or agents, without the prior written consent of the Security Trustee;

‘‘Payment Date’’ shall be on the same day as a Distribution Date, provided that the first Payment Date shall be 16 January 2007 (or if such day is not a Business Day, the next succeeding Business Day);

‘‘Principal Amount Outstanding’’ means in relation to a Loan Note or Series, the original face value thereof less any repayment of principal made to the holder(s) thereof in respect of such Loan Note or Series;

‘‘Rapid Amortisation Period’’ means the period commencing on the first day of the monthly period next following the day on which a Pay-Out Event (not being a Regulated Amortisation Trigger Event – as defined in the Series 2006-2 Trust Supplement) is deemed to occur pursuant to the provisions of the Series 2006-2 Trust Supplement and ending (for the purposes of these Conditions) on the earlier of (i) the day on which the Receivables Trust is dissolved following the occurrence of an Insolvency Event and (ii) the Series Termination Date specified in the Series 2006-2 Trust Supplement;

‘‘Redemption Amount’’ means, unless otherwise specified in the relevant Loan Note Supplement, in relation to a Loan Note or Series, the amount of the original face value thereof less any repayment of principal made to the Loan Note Holder(s) thereof in respect of such Loan Note or Series;

‘‘Regulated Amortisation Period’’ means the period commencing on the day on which a Regulated Amortisation Trigger Event (as defined in the Series 2006-2 Trust Supplement) is deemed to occur pursuant to the terms of the Series 2006-2 Trust Supplement and ending (for the purposes of these Conditions) on the earlier of (i) the start of the Rapid Amortisation Period and (ii) the Series Termination Date specified in the Series 2006-2 Trust Supplement;

‘‘Revolving Period’’ means the period from and including the Issue Date to, but not including, the earlier of the date of commencement of (a) the Controlled Accumulation Period, (b) the Regulated Amortisation Period and (c) the Rapid Amortisation Period;

‘‘Series 2006-2 Trust Supplement’’ means the supplement to the Receivables Trust Deed and Servicing Agreement dated the date hereof, identified by series number 2006-2; and

‘‘TARGET system’’ means the Trans-European Automated Real-Time Gross Settlement Express Transfer system.

5.4	Determination or Calculation by Security Trustee

If the Bank Account Operator does not at any time for any reason determine any Interest Amount, Redemption Amount or any other amount to be determined or calculated by it, the Security Trustee shall determine such Interest Amount, Redemption Amount or other amount as aforesaid at such rate or in such amount as in its absolute discretion (having regard as it shall think fit to the procedures described above, but subject to the terms of the Security Trust Deed) it shall deem fair and reasonable in all the circumstances or, subject as aforesaid, apply the foregoing provisions of this Condition, with any consequential amendments, to the extent that, in its sole opinion, it can do so and in all other respects it shall do so in such manner as it shall, in its absolute discretion, deem fair and reasonable in the circumstances, and each such determination or calculation shall be deemed to have been made by the Bank Account Operator.

6.	REDEMPTION

6.1	Scheduled Redemption

Unless the Rapid Amortisation Period or the Regulated Amortisation Period has earlier commenced each Class of Loan Note will be redeemed on its Scheduled Redemption Date as specified in the relevant Loan Note Supplement. To the extent that the principal amount which is deposited to the Series 2006-2 Loan Note Issuer Distribution Account on the Scheduled Redemption Date in reduction of the Class of Investor Interest corresponding to any Class of Loan Note (such amount, the ‘‘Relevant Investor Amount’’) is less than the Principal Amount Outstanding on such Class of Loan Note on the Scheduled Redemption Date, then that Class of Loan Note will be redeemed pro rata to the extent of the Relevant Investor Amount and the Rapid Amortisation Period will commence with effect from such Scheduled Redemption Date. On each Payment Date which thereafter occurs during the Rapid Amortisation Period, such Class of Loan Note will be redeemed pro rata to the extent of the principal amount which is deposited to the Series 2006-2 Loan Note Issuer Distribution Account on such date in reduction of the corresponding Class of Investor Interest until the earlier of (a) such time as the relevant Class of Loan Note has been repaid in full and (b) the Series 2006-2 Termination Date specified in the relevant Loan Note Supplement.

6.2	Mandatory Early Redemption

If the Rapid Amortisation Period or the Regulated Amortisation Period commences in respect of any Class of Loan Note prior to its Scheduled Redemption Date, then on each Payment Date which thereafter occurs, such Class of Loan Note will be redeemed pro rata to the extent of the principal amount which is deposited on such date to the Series 2006-2 Loan Note Issuer Distribution Account in reduction of the corresponding Class of Investor Interest until the earlier of (a) such time as such Class of Loan Note has been repaid in full and (b) the Series 2006-2 Termination Date.

6.3	Final Redemption

If the Loan Note for any Class have not previously been redeemed in full pursuant to Condition 6.1, 6.2 or this 6.3, such Class of Loan Note will be redeemed at their then Principal Amount Outstanding on the Final Redemption Date together with all accrued and unpaid interest, Deferred Interest and Additional Interest.

7.	PAYMENTS

7.1	Loan Notes

Payments of principal (or, as the case may be, Redemption Amounts) and interest (or, as the case may be, Interest Amounts) in respect of a Loan Note will, subject as mentioned below, be made to the relevant registered holder of the Loan Note by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the Loan Note Holder by transfer to an account specified by such Loan Note Holder.

7.2	Payments subject to fiscal laws; payments on Loan Notes

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 9. No commission or expenses shall be charged to the Loan Note Holder in respect of such payments.

7.3	Appointment of the Loan Note Registrar

Subject to Condition 15, the Loan Note Registrar shall act solely as an agent of the Loan Note Issuer and shall not assume any obligation or relationship of agency or trust for or with any Loan Note Holder. The Loan Note Issuer reserves the right at any time to vary or terminate the appointment of the Loan Note Registrar, and to appoint additional or other agents or another party to act as Loan Note Registrar, provided that the Loan Note Issuer will at all times maintain a Loan Note Registrar which shall be outside the United Kingdom.

7.4	Non-Business Days

Subject as provided in the relevant Loan Note Supplement, if any date for payment in respect of any Loan Note is not a business day, the Loan Note Holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment.

8.	TAXATION

All payments in respect of the Loan Note will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Loan Note Issuer, the Bank Account Operator or, where applicable, the Security Trustee is required by applicable law to make any payment in respect of the Loan Note subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event, the Loan Note Issuer, the Bank Account Operator or the Security Trustee (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Loan Note Issuer, nor the Bank Account Operator nor the Security Trustee will be obliged to make any additional payments to the Loan Note Holder, in respect of such withholding or deduction. The Loan Note Issuer or the Bank Account Operator may require the Loan Note Holder to provide such certifications and other documents as required by applicable law in order to qualify for exemptions from applicable tax laws.

9.	LOAN NOTE EVENTS OF DEFAULT

9.1	Occurrence of Loan Note Events of Default

On the occurrence of any of the following events in respect of a Series (each a ‘‘Loan Note Event of Default’’):

9.1.1	Non-payment: the Loan Note Issuer fails to pay any amount of principal or interest in respect of the Loan Note on the due date for payment thereof; or

9.1.2	Breach of other obligations: the Loan Note Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Loan Note, the relevant Loan Note Supplement or the Trust Deed and (except where such default is incapable of remedy) such default remains unremedied for 30 days after the Security Trustee has given written notice thereof to the Loan Note Issuer, certifying that (save in the case of obligations owed to the Security Trustee in any of its capacities or to its successors or assigns) such default is, in the opinion of the Security Trustee, materially prejudicial to the interests of the Loan Note Holder; or

9.1.3	Termination of Swap Agreement: the early termination, without replacement within 30 days or such termination, of any swap agreement entered into by Turquoise Card Backed Securities plc relating to payments under the Notes relating to Series 2006-2; or

9.1.4	Unsatisfied judgment: a judgment or order for the payment of any amount is rendered against the Loan Note Issuer and continues unsatisfied and unstayed for a period of 30 days after the date thereof or, if later, the date therein specified for payment; or

9.1.5	Security enforced: a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Loan Note Issuer or an enforcement action is begun or execution is levied against any of the assets of the Loan Note Issuer; or

9.1.6	Insolvency etc: (i) the Loan Note Issuer becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Loan Note Issuer or the whole or any part of the undertaking, assets and revenues of the Loan Note Issuer is appointed (or application for any such appointment is made), (iii) the Loan Note Issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or (iv) the Loan Note Issuer ceases or threatens to cease to carry on all or any substantial part of its business; or

9.1.7	Winding up etc: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Loan Note Issuer is not taken, fulfilled or as the case may be, carried out; or

9.1.8	Failure to take action etc: any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Loan Note Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Loan Note and the Relevant Documents or (ii) to ensure that those obligations are legal, valid, binding and enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as such enforceability may be limited by the effect of general principles of equity) is not taken, fulfilled or done; or

9.1.9	Unlawfulness: it is or will become unlawful for the Loan Note Issuer to perform or comply with any of its obligations under or in respect of the Loan Note or the Relevant Documents; or

9.1.10	Government intervention: (i) all or any substantial part of the undertaking, assets and revenues of the Loan Note Issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (ii) the Loan Note Issuer is prevented by any such person from exercising normal control over all or any substantial part of its undertaking, assets and revenues, the Security constituted by the Security Trust Deed in respect of such Series shall immediately become enforceable (as provided in the Security Trust Deed).

9.2	The Security Trustee shall not be bound to take any such proceedings or steps as are contemplated by any provision of Clause 8 (Enforcement of Security) of the Trust Deed or any other proceedings pursuant to or in connection with the Trust Deed or any relevant Loan Note Supplement, the Loan Note or any of them or to give any notice pursuant to this Condition 9 unless directed or requested to do so by the Note Trustee of a particular Series and then only if it shall have been indemnified and/or secured to its satisfaction.

9.3	Subject to the Security Trustee being requested and/or directed by the Note Trustee of a particular Series and subject also to it having been indemnified and/or secured to its satisfaction following the occurrence of a Loan Note Event of Default in respect of that Series, the Security Trustee shall be required to demand all amounts of principal and interest owing in respect of the Loan Note to be paid immediately and to take such steps as it shall think fit to enforce any security it holds in relation to a particular Series.

9.4	Variation of Loan Note Events of Default

The Loan Note Events of Default set out set out in the Series 2006-2 Loan Note Supplement shall apply without variation or amendment in respect of Series 2006-2.

9.5	Realisation of the Secured Property upon redemption

In the event of the Security constituted under the Security Trust Deed becoming enforceable, the Security Trustee shall, but in each case without any liability as to the consequence of such action and without having regard to the effect of, or being required to account for, such action to, the

Secured Creditors in relation to such Series, have the right to enforce its rights under the Security Documents (including the appointment of a receiver), in relation to the relevant Secured Property in relation to such Series only, provided that the Security Trustee shall not be required to take any action that would involve the Security Trustee in any personal liability or expense unless previously indemnified and/or secured to its satisfaction and unless it has been instructed to do so by the Priority Secured Creditor in accordance with the Transaction Documents.

The provisions of the Security Trust Deed are expressed to apply separately to each Series. Accordingly, the occurrence of a Loan Note Event of Default under one Series does not per se constitute and nor does it trigger a Loan Note Event of Default under any other Series.

10.	ENFORCEMENT

(a)	Only the Security Trustee may pursue the remedies available under the Security Trust Deed, the Conditions or any of the Transaction Documents to enforce the rights of the Secured Creditors in relation to the Secured Property of the Series 2006-2 Loan Note. No Secured Creditor of such Series is entitled to proceed directly against the Loan Note Issuer or any assets of the Loan Note Issuer unless the Security Trustee, having become bound to proceed in accordance with the terms of the Trust Deed, any Loan Note Supplement, any Supplementary Security Document executed in relation to the Loan Note or the Conditions, fails or neglects to do so within a reasonable period and such failure or neglect is continuing. However, the Security Trustee shall not be bound to take any action to enforce the Security or pursue the remedies available under the Security Trust Deed, the Conditions (including under Condition 9.2) or any of the Transaction Documents or otherwise take any action unless it is indemnified and/or secured to its satisfaction and has, if so required by the Transaction Documents, been instructed to do so by the Priority Secured Creditor.

(b)	After the date falling three months after the Series Termination Date or, if earlier, realisation of the Security in respect of such Series which has become enforceable and distribution of the net proceeds thereof in accordance with Condition 3, neither the Security Trustee nor any Secured Creditor in respect of such Series may take any further steps against the Loan Note Issuer, or any of its assets to recover any sums due but unpaid in respect of the Loan Note or otherwise and the relevant Related Agreement will provide that the Counterparty may not take any further steps against the Loan Note Issuer, or any of its assets to recover any sums due to it but unpaid in respect of the relevant Related Agreement in respect of such Series and all claims and all rights to claim against the Loan Note Issuer in respect of each such sum unpaid shall be extinguished.

(c)	No Secured Creditor, nor the Security Trustee on its behalf, may institute against, or join any person in instituting against the Loan Note Issuer any bankruptcy, winding-up, re-organisation, arrangement, insolvency or liquidation proceeding (except for the appointment of a receiver and manager pursuant to the terms of the Security Trust Deed) or other proceeding under any similar law nor shall any of them have any claim in respect of any such sums over or in respect of any assets of the Loan Note Issuer which are Security for any other Series. The Secured Creditors accept and agree that the only remedy of the Security Trustee against the Loan Note Issuer of any Series after the Loan Note for a Series has become due and payable pursuant to Condition 9 is to enforce the Security for the Series 2006-2 pursuant to the provisions of the Security Trust Deed and any Supplementary Security Document executed in relation to such Series.

(d)	The net proceeds of enforcement of the Security for the Series 2006-2 may be insufficient to pay all amounts due to the Secured Creditors in respect of such Series, in which event claims in respect of all such amounts will be extinguished.

(e)	No Loan Note Holder may institute any proceedings against the Loan Note Issuer to enforce its rights under or in respect of the Loan Note or the Trust Deed or any relevant

Loan Note Supplement unless (1) the Security Trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Each Loan Note Holder shall have the benefit of the mandatory provisions of the Trustee Indenture Act 1939 (‘‘TIA’’).

11.	PRESCRIPTION

Claims against the Loan Note Issuer for payment in respect of the Loan Note shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate relevant date in respect thereof.

12.	REPLACEMENT OF LOAN NOTES

If the Loan Note is lost, stolen, mutilated, defaced or destroyed it may be replaced, subject to applicable laws and any relevant stock exchange requirements, at the specified office of the Loan Note Issuer, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Loan Note Issuer may require. A mutilated or defaced Loan Note must be surrendered before a replacement will be issued.

13.	MEETINGS OF LOAN NOTE HOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND SUBSTITUTION

13.1	Meetings of Loan Note Holders

The Trust Deed contains provisions for convening joint and separate meetings for the holders of each Series Loan Note to consider any matter affecting the interests of such Loan Note Holders, including the sanctioning by an Extraordinary Resolution of the holder of a particular Series Loan Note of any modification of such Loan Note (including these Conditions as they relate to such Loan Note) or the provisions of any of the Transaction Documents, provided that no Basic Term Modification (as defined in the Trust Deed) shall be effective unless such modification is sanctioned by an Extraordinary Resolution of the Loan Note Holders of each Series.

The quorum at any meeting of Loan Note Holders for passing an Extraordinary Resolution shall be one or more persons holding or representing a majority of the aggregate Principal Amount Outstanding of the relevant Loan Notes; provided however, that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification (as defined in the Trust Deed), the necessary quorum for passing an Extraordinary Resolution shall be one or more persons holding or representing 75 per cent., or more of the aggregate Principal Amount Outstanding of the relevant Loan Notes.

An Extraordinary Resolution passed at any meeting of Loan Note Holders shall be binding on all holders for the relevant Loan Notes, whether or not they are present at the meeting. The majority required for an Extraordinary Resolution, including the sanctioning of the Basic Terms Modification (as defined in the Trust Deed), shall be 75 per cent. of the votes cast on that Extraordinary Resolution.

13.2	Modification or Waiver

As more fully set forth in the Trust Deed (and subject to the conditions and qualifications therein) the Security Trustee may agree, without the consent of the Loan Note Holder to (a) any modification (except a Basic Term Modification) of the Loan Note including these Conditions or any Transaction Document, which is not, in the opinion of the Security Trustee, materially prejudicial to the interests of the Loan Note Holder or (b) any modification of the Loan Note (including these Conditions) or any Transaction Document, which in the Security Trustee's opinion is to correct a manifest error or is of a formal minor or technical nature or an error which is, in the opinion of the Security Trustee, proven. Any such modification, waiver, authorisation or determination shall be binding on the Loan Note Holder and, unless the Security Trustee agrees otherwise, any such modification or waiver shall be notified to the Loan Note Holder in accordance with Condition 14 as soon as practicable thereafter.

13.3	Substitution

As more fully set forth in the Trust Deed (and subject to the conditions and qualifications therein) subject to such amendment of the Trust Deed and such other conditions as the Security Trustee may require, but without the consent of the Loan Note Holder, the Security Trustee may agree to the substitution of any other body corporate in place of the Loan Note Issuer as principal debtor under the Trust Deed and the Loan Note and in the case of such a substitution the Security Trustee may agree, without the consent of the Loan Note Holder, to a change of the law governing the Loan Note and/or the Trust Deed provided that such change would not in the opinion of the Security Trustee be materially prejudicial to the interests of the Loan Note Holder. Any such substitution or addition shall be notified to the Loan Note Holder in accordance with Condition 14 as soon as practicable thereafter.

14.	NOTICES

14.1	Notices to the Loan Note Holder shall be deemed to have been duly validly given if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of first publication.

14.2	Any notices specifying an Interest Amount, an amount of Additional Interest or of Deferred Interest, a Redemption Amount or a Principal Amount Outstanding shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen, Bloomberg or such other medium for the electronic display of data as may be approved by the Security Trustee and notified to Loan Note Holder (the ‘‘Relevant Screen’’). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph, then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

15.	LOAN NOTE REGISTRAR

The Loan Note Registrar will act solely as agent of the Loan Note Issuer and will not otherwise assume any obligation or duty or relationship of agency or trust to or with the Loan Note Holder unless a Loan Note Event of Default has occurred, when it will act as agent of the Security Trustee. Such agreement may be amended by the parties thereto with the prior written approval of the Security Trustee subject to its obtaining the consent of the Loan Note Holder.

The Loan Note Issuer reserves the right at any time with the consent of the Security Trustee to vary or terminate the appointment of the Loan Note Registrar and to appoint another Loan Note Registrar outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Loan Note Holder promptly by the Issuer in accordance with Condition 14.

16.	GOVERNING LAW

16.1	Governing Law

The Trust Deed, the relevant Loan Note Supplement and the Loan Note are governed by and shall be construed in accordance with English law save that those parts of the Trust Deed and the Loan Note Supplement concerned with the creation, subsistence or enforcement of the Series 2006-2 Jersey Security Interest shall be governed by and construed in accordance with Jersey law.

16.2	Submission to jurisdiction

The Loan Note Issuer has, in the Trust Deed, irrevocably agreed for the benefit of the Secured Creditors that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Loan Note (respectively, ‘‘Proceedings’’ and ‘‘Disputes’’) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

SCHEDULE 2

ADDITION TO CLAUSE 7 (LOAN NOTE ISSUER BANK ACCOUNTS AND APPLICATION OF MONIES)
OF THE SECURITY TRUST DEED

1.	ESTABLISHMENT AND MAINTENANCE OF SERIES 2006-2 LOAN ACCOUNTS

1.1	The Loan Note Issuer shall procure the establishment and maintenance of the Series 2006-2 Loan Note Issuer Distribution Account.

1.2	The Loan Note Issuer shall record all monies received or payments made by it in respect of Series 2006-2 in the manner set out in this Series 2006-2 Loan Note Supplement and shall cause the Series 2006-2 Loan Note Issuer Distribution Account to be credited with the corresponding amounts.

(a)	The Loan Note Issuer shall ensure that amounts received in the Series 2006-2 Loan Note Issuer Distribution Account under the Series 2006-2 Trust Supplement as a distribution to the Loan Note Issuer by the Receivables Trustee on such date in respect of the Investor Interest referable to Series 2006-2 are credited to the relevant ledger on each Payment Date upon receipt of each payment under Clause 5.10 (Payments of Amounts Representing Finance Collections), Clause 5.11 (Payments Principal Amounts on Distribution Dates) and Clause 5.13 (Investor Charge-Offs), each of the Series 2006-2 Trust Supplement.

2.	APPLICATION OF MONIES ON EACH PAYMENT DATE/DISTRIBUTION DATE

On each Payment Date, which for the avoidance of doubt shall in the case of Series 2006-2 be the same day as the relevant Distribution Date, all moneys received or held by the Loan Note Issuer in the Series 2006-2 Loan Note Issuer Distribution Account shall be applied or transferred (and the relevant ledger debited) to make the following payments in the following order of priority, and in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full (other than in the event of a shortfall in relation to the satisfaction of the amounts detailed in items (a) to (c) below, in which case item (c) below will be paid in priority to item (b) below, to the extent of such shortfall):

(a)	an amount equal to the Trustee Payment Amount (as defined in the Series 2006-2 Trust Supplement) referable to Series 2006-2 to be paid to the Receivables Trustee as additional consideration for granting of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust;

(b)	in no order of priority between them but in proportion to the respective amounts due, to pay amounts which are due to any receiver appointed under the Security Trust Deed and all amounts due for legal fees and other fees, costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the Security Trustee and anyone appointed by them under the Transaction Documents together with interest due on these amounts;

(c)	an amount equal to the Loan Note Issuer Costs Amount referable to the Series 2006-2 shall be transferred from the Series 2006-2 Loan Note Issuer Distribution Account to the Loan Note Issuer to be utilised in the discharge of such amounts and an amount equal to the Issuer Costs Amount referable to the Series 2006-2 shall be transferred from the Series 2006-2 Loan Note Issuer Distribution Account to the Issuer to be utilised in the discharge of such amounts;

(d)	an amount equal to the Investor Servicing Fee in respect of Series 2006-2 will be paid by the Loan Note Issuer to the Receivables Trustee as Additional Consideration for the grant of the Loan Note Issuer’s interest in the Receivables Trust;

(e)	an amount equal to the sum of the Class A Monthly Distribution Amount, Class B Monthly Distribution Amount and Class C Monthly Distribution Amount will be used by the Loan Note Issuer to pay interest due and unpaid on the Series 2006-2 Loan Note shall be paid to the Series 2006-2 Loan Note Holder.

(f)	on a Payment date during the Regulated Amortisation Period or the Rapid Amortisation Period, or on the Series 2006-2 Scheduled Redemption Date, towards payment of principal amounts due and unpaid on the Loan Note allocated and identified by Class shall be paid to the Series 2006-2 Loan Note Holder, or to its order, with respect to Series 2006-2.

(g)	an amount equal to the Loss Makeup (default) amount and Loss Makeup (charge off) amount (each as defined in the Series 2006-2 Trust Supplement) and any Refunded Utilised Principal Collections Amount (as defined in the Series 2006-2 Trust Supplement) referable to the Series 2006-2 to be paid to the Receivables Trustee as additional consideration for the granting of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust;

(h)	an amount equal to the Investor Indemnity Amount (as defined in the Series 2006-2 Trust Supplement) for the Series 2006-2 to be paid to the Receivables Trustee as additional consideration for the granting of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust;

(i)	an amount equal to the Loan Note Issuer Return (as defined in the Series 2006-2 Trust Supplement) for Series 2006-2 transferred to the Series 2006-2 Loan Note Issuer Profit Ledger and an amount equal to the Issuer Profit Amount (as defined in the Series 2006-2 Trust Supplement) for Series 2006-2 paid to the Series 2006-2 Issuer Distribution Account;

(j)	an amount equal to the Monthly Expenses Loan Amount will be paid to the Series 2006-2 Issuer Distribution Account;

(k)	amounts remaining after distribution in accordance with the payments made pursuant to items (a) to (j) above, if any, shall be identified as ‘‘Excess Spread’’ and be paid in respect of each series as further interest to the Issuer (‘‘Further Interest’’); and

(l)	an amount equal to the Deferred Subscription Price, if any, received by the Loan Note Issuer on that Distribution Date from the Issuer in respect of a particular Series, (‘‘Deferred Subscription Price Amount’’) shall be paid to the Receivables Trustee in respect of that Series, identified as ‘‘Additional Consideration’’ for the grant of the Loan Note Issuer's Series 2006-2 interest in the Receivables Trust.

On or prior to the fifth Business Day prior to the relevant Payment Date the Loan Note Issuer shall, if required, provide to the Series 2006-2 Loan Note Holder a copy of the monthly report to the Bank Account Operator in the form of the Servicer's Monthly Statement report attached as Exhibit A to the Series 2006-2 Trust Supplement in accordance with Clause 5.1 (Information Covenant) of the Loan Note Supplement, showing, where applicable, the notional allocations for each Class of the sums paid above to be used to allocate the amount of principal and interest paid under the loan note to be allocated to the relevant ledger within the Series 2006-2 Issuer Distribution Account.

3.	APPLICATION OF MONIES POST ENFORCEMENT

3.1	Notwithstanding the security rights created by and pursuant to this Series 2006-2 Loan Note Supplement but subject always to the provisions of the Jersey Security Interests Law in respect of the Series 2006-2 Jersey Security Interest, the Security Trustee and each of the Secured Creditors hereby agrees, and the Loan Note Issuer concurs, that from the time of the service of an Loan Note Enforcement Notice, no amount relating to Series 2006-2 may be withdrawn from the Series 2006-2 Loan Note Distribution Account except to the extent that it is applied in accordance with the order of priorities set out in Paragraph 2 of this Schedule or as otherwise permitted by the provisions of this Series 2006-2 Loan Note Supplement or any other Transaction Document that is applicable after the giving of a Loan Note Enforcement Notice in relation to Series 2006-2.

3.2	Notwithstanding the security rights created by this Series 2006-2 Loan Note Supplement, but subject always to the provisions of the Jersey Security Interests Law in respect of the Series 2006-2 Jersey Security Interest, the Security Trustee and each of the Secured Creditors hereby agrees, and the Loan Note Issuer concurs, that any monies whatsoever recovered by each of them or on their behalf whether by the Security Trustee or otherwise after the giving of a Loan Note Enforcement

Notice in relation to Series 2006-2, shall be held on trust by them and forthwith paid to the Security Trustee (and pending such payment shall be held on trust for the Security Trustee) for application in accordance with the order of priorities set out in Paragraph 2 of this Schedule above (in each case only if and to the extent that payments of higher priority have been made in full).

SCHEDULE 3

NOTICE OF ASSIGNMENT
(FOR THE PURPOSES OF THE SECURITY INTERESTS (JERSEY) LAW 1983, AS AMENDED
(THE JERSEY SECURITY INTERESTS LAW))

To:	person from whom assignor would have claimed collateral but for the assignment
From:	Turquoise Funding 1 Limited (the ‘‘Loan Note Issuer’’)
and from:	Law Debenture Trust Company of New York as security trustee (the ‘‘Security Trustee’’)

We hereby give you notice that by a Series 2006-2 loan note supplement (the ‘‘ Series 2006-2 Loan Note Supplement’’) dated 22 November 2006 (a copy of which is attached hereto) and made between the Loan Note Issuer, the Security Trustee, HSBC Bank plc (as Transferor), Turquoise Receivables Trustee Limited (as Receivables Trustee) and Bedell Trust Company Limited (as Loan Note Registrar) supplemental to a Security Trust Deed dated 23 May 2006 and made between the foregoing parties, for the purposes of creating a security interest therein in favour of the Security Trustee in accordance with the Jersey Security Interests Law, the Loan Note Issuer has assigned the Series 2006-2 Loan Note Issuer Secured Property to the extent that the same is situate in Jersey to the Security Trustee (the ‘‘Assigned Property’’):

We irrevocably and unconditionally authorise and instruct you (notwithstanding any previous instructions of any kind which the Loan Note Issuer may have given to you) to disclose to the Security Trustee such information relating to the Assigned Property as it may from time to time require.

This notice may not be varied or revoked without the prior consent of the Security Trustee.

We shall be grateful if you will sign and forward to the Security Trustee the enclosed form of acknowledgement.

Terms used in this notice will have the same meaning as in the Series 2006-2 Loan Note Supplement unless otherwise defined in this notice or the context requires otherwise.

This notice shall be governed by and construed in accordance with the laws of Jersey.

Date:    [•] 2006

For and on behalf of the Loan Note Issuer as assignor under the Series 2006-2 Loan Note Supplement and as debtor for the purposes of the Jersey Security Interests Law	Signed by [•] acting as attorney-in-fact for and on behalf of the Security Trustee as secured party under the Series 2006-2 Loan Note Supplement and for the purposes of the Jersey Security Interests Law

Acknowledgement

To:    Turquoise Funding 1 Limited

   Law Debenture Trust Company of New York

From:    addressee of Notice of Assignment

We hereby acknowledge receipt of a notice (the ‘‘Notice’’) dated [•] 2006 addressed to us by you and Turquoise Funding 1 Limited.

We confirm that we accept the authorisations and instructions contained in the Notice and we undertake to act in accordance and comply with the terms of the Notice.

We confirm as follows:

1.	other than as set out in the relevant documents to which we and the Loan Note Issuer are party, we do not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set off or any other rights against the Loan Note Issuer in respect of the Assigned Property or any part thereof; and

2.	we have not, as of the date hereof, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Assigned Property or any part thereof.

We undertake that, in the event of our becoming aware at any time that any person or entity other than the Security Trustee (as trustee for the Secured Creditors) has or will have any right or interest whatsoever in or has or will be making any claim or demand or taking any action whatsoever against the Assigned Property or any part thereof, we will immediately give written notice of any of the terms of such rights or interest, claim or demand or action to both the Security Trustee and the Loan Note Issuer.

Terms used herein shall, unless the context requires otherwise, have the same meaning as in the Notice.

This acknowledgement shall be governed by and construed in accordance with the laws of Jersey.

Date [•] 2006

For and on behalf of

[•]

SCHEDULE 4

FORM OF SERIES 2006-2 LOAN NOTE

PART A – FORM OF SERIES 2006-2 LOAN NOTE FOR TURQUOISE CARD
BACKED SECURITIES PLC

TURQUOISE FUNDING 1 LIMITED
(incorporated in Jersey with registered number 92327)

£397,035,469 SERIES 2006-2 LOAN NOTE
SCHEDULED REDEMPTION DATE 15 OCTOBER 2009

Constituted by the Security Trust Deed dated 23 May 2006 between, among others, Turquoise Funding 1 Limited (‘‘HSBC Cards’’) and HSBC Bank plc as supplemented by the Series 2006-2 Loan Note Supplement dated 22 November 2006 (the ‘‘Security Trust Deed’’).

Not an interest in or recourse obligation of HSBC Bank plc

This certifies that upon execution of this Series 2006-2 Loan Note in accordance with the Security Trust Deed, HSBC Cards, for value received and subject to and in accordance with the Conditions in the Series 2006-2 Loan Note Supplement, promises to pay to the Registered Holder (as defined below), as holder of the Series 2006-2 Loan Note the principal sum of £ 397,035,469 plus interest thereon, in the amount and in the manner set out in the Security Trust Deed as supplemented by the Series 2006-2 Loan Note Supplement dated 22 November 2006 to the Security Trust Deed.

Terms defined in the Master Definitions Schedule and the Series 2006-2 Loan Note Supplement shall have the same meaning in this Series 2006-2 Loan Note.

This Loan Note is unsubordinated and has no Enhancement, other than the Enhancement set out in the Series 2006-2 Supplement dated 22 November 2006 to the Receivables Trust Deed.

PLEASE NOTE THE FOLLOWING:

1.	No transfer of this Series 2006-2 Loan Note shall be permitted except in accordance with Clause 4 of the Security Trust Deed and the Conditions.

2.	The entries in the Loan Note Register shall be conclusive in the absence of manifest error but subject to the provisions of Clause 2.1(a) of the Series 2006-2 Loan Note Supplement.

3.	This Loan Note is evidence of entitlement only.

4.	Only the Registered Holder is entitled to payments in respect of the Series 2006-2 Loan Note represented by this Loan Note and title to this Series 2006-2 Loan Note passes only on due registration in the Loan Note Register.

IN WITNESS WHEREOF, HSBC Cards has executed this Series 2006-2 Loan Note as a deed.

Turquoise Funding 1 Limited
By:
Name:
Title: Director
in the presence of:
Date:

PART B – FORM OF SERIES 2006-2 LOAN NOTE FOR SUBSEQUENT HOLDER

TURQUOISE FUNDING 1 LIMITED
(incorporated in Jersey with registered number 92327)

£397,035,469 SERIES 2006-2 LOAN NOTE
SCHEDULED REDEMPTION DATE 15 OCTOBER 2009

Constituted by the Security Trust Deed dated 23 May 2006 between, among others, Turquoise Funding 1 Limited (‘‘HSBC Cards’’) and HSBC Bank plc as supplemented by the Series 2006-2 Loan Note Supplement dated 22 November 2006 (the ‘‘Security Trust Deed’’).

Not an interest in or recourse obligation of HSBC Bank plc

This certifies that upon execution of this Series 2006-2 Loan Note in accordance with the Security Trust Deed, HSBC Cards, for value received and subject to and in accordance with the Conditions in the Series 2006-2 Loan Note Supplement, promises to pay to the Registered Holder (as defined below), as holder of the Series 2006-2 Loan Note the principal sum of £ [•] plus interest thereon, in the amount and in the manner set out in the Security Trust Deed as supplemented by the Series 2006-2 Loan Note Supplement dated 22 November 2006 to the Security Trust Deed.

Terms defined in the Master Definitions Schedule and the Series 2006-2 Loan Note Supplement shall have the same meaning in this Series 2006-2 Loan Note.

This Loan Note is unsubordinated and has no Enhancement, other than the Enhancement set out in the Series 2006-2 Supplement dated 22 November 2006 to the Receivables Trust Deed and Servicing Agreement.

PLEASE NOTE THE FOLLOWING:

1.	No transfer of this Series 2006-2 Loan Note shall be permitted except in accordance with Clause 4 of the Security Trust Deed and the Conditions.

2.	The entries in the Loan Note Register shall be conclusive in the absence of manifest error but subject to the provisions of Clause 2.1(a) of the Series 2006-2 Loan Note Supplement.

3.	This Loan Note is evidence of entitlement only.

4.	Only the Registered Holder is entitled to payments in respect of the Series 2006-2 Loan Note represented by this Loan Note and title to this Series 2006-2 Loan Note passes only on due registration in the Loan Note Register.

IN WITNESS WHEREOF, HSBC Cards has executed this Series 2006-2 Loan Note as a deed.

Turquoise Funding 1 Limited
By:
Name:
Title: Director
in the presence of:
Date:

SCHEDULE 5

FORM OF TRANSFER

FOR VALUE RECEIVED                                                                                                 being the registered holder of this Loan Note Certificate, hereby transfers to of

£                                                                         in principal amount of the £397,035,469 Series 2006-2 Loan Note (the ‘‘Loan Note’’) of Turquoise Funding 1 Limited (the ‘‘Issuer’’) and irrevocably requests and authorises Bedell Trust Company Limited (the ‘‘Loan Note Registrar’’), in its capacity as Loan Note Registrar in relation to the Loan Note (or any successor to the Loan Note Registrar in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:

        (duly authorised)

Restrictions on Transfer

Any Loan Note Holder may make a transfer of the whole (but not of any part) of its Loan Note or create or grant any Encumbrance in respect of such Loan Note only with the prior written consent of the Security Trustee and the Transferor (such consent not to be unreasonably withheld) provided, however that no such transfer or Encumbrance will be permitted unless:

(i)	The Loan Note Issuer shall have received, prior to such transfer or Encumbrance taking effect, written confirmation from the Person to which such transfer is to be made or in whose favour such Encumbrance is to be granted or created of that such transfer or Encumbrance will not cause the holder of the relevant Loan Note to be a person other than a person in the United Kingdom;

(ii)	such transfer or Encumbrance will not cause the number of Persons in whose names the Loan Note will or have been registered in the Loan Note Register to exceed ten;

(iii)	the Loan Note Holder making such transfer or subjecting the Loan Note to such Encumbrance shall be solely responsible for any costs, expenses or taxes (excluding any stamp duty amount which shall be incurred by the Person to whom the Loan Note is transferred) which are incurred by the Loan Note Issuer, the Loan Note Holder or any other Person in relation to such transfer or Encumbrance; and

(iv)	such transfer is not made to any person resident in Jersey for Jersey income tax purposes other than a financial institution acting in the ordinary course of its business.

Capitalised terms used in this Form of Transfer shall bear the same meanings as set out in the Security Trust Deed.

Loan Note Issuer

EXECUTED as a Deed by	) /s/ MICHAEL P. ROBINSON
TURQUOISE FUNDING 1)
LIMITED	) Alternate Director

Address for Service
Clifford Chance Secretaries Limited
10 Upper Bank Street,
London E14 5JJ

Transferor, Transferor Beneficiary, Loan Note Issuer Account Bank, Servicer and Bank Account Operator

EXECUTED as a deed	)
By	) /s/ RICHARD BLACKBURN
acting as attorney	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Signature of witness:	/s/ LINDSEY HAIG
Name of witness:	Lindsey Haig
Address:	6 Wiltshire House, 2 Maidstone Buildings Mews, London, SE1 1GH
Occupation:	Solicitor

Security Trustee

LAW DEBENTURE TRUST
COMPANY OF NEW YORK as
Security Trustee

By   /s/ PATRICK J. HEALY

Name    Patrick J. Healy

Title      Vice President

Address for Service

The Law Debenture Corporation p.l.c.
Fifth Floor,
100 Wood Street,
London EC2V 7EX

Receivables Trustee

EXECUTED as a Deed by	) /s/ MICHAEL ROBINSON
TURQUOISE RECEIVABLES TRUSTEE	) Alternate Director
LIMITED	)
)

Address for Service
Clifford Chance Secretaries Limited
10 Upper Bank Street,
London E14 5JJ

Loan Note Registrar

EXECUTED as a Deed by	) /s/ EDWARD BUCKLAND
BEDELL TRUST COMPANY LIMITED	) Director
)

Address for Service
Clifford Chance Secretaries Limited
10 Upper Bank Street,
London E14 5JJ